U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM 8-K


                                      CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 12, 2002


                              VENTURENET CAPITAL GROUP, INC.
                (Exact name of registrant as specified in its charter)


                                          Delaware
                (State or jurisdiction of incorporation or organization)


                                           33-21481
                                   (Commission File Number)


                                           76-0246940
                          (I.R.S. Employer Identification Number)


       27349 Jefferson Avenue, Suite 200, Temecula, California     9259
               (Address of principal executive offices)         (Zip Code)


                   Registrant's telephone number:  (909) 296-9945


        (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On November 12, 2002, the Registrant entered into a buy-sell agreement with Larry Twombly, the sole shareholder of Buzzy's Coffee, a privately held California corporation. Under the terms of this agreement, this shareholder agreed to sell to the Registrant the following companies (the last two being subsidiaries of Buzzy's
Coffee: (a) Buzzy's Coffee: A ready-to-drink iced coffee in a 10oz. Glass bottle; (b) South of the Border Beverages: An authentic Hispanic Juice drink available in a 20oz. Soda style plastic bottle; and (c) Spa-Tacular Living: producers of high quality Hot Tubs. For these acquisitions, the Registrant agreed to pay to that shareholder 5,000,000 shares of restricted common stock of the Registrant, valued at $0.001 per share. In addition, Mr. Twombly will stay on as president of Buzzy's Coffee and receive a salary to handle all of the day-to-day operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant is voluntarily reporting this acquisition under Form 8-K. Therefore, the Registrant has determined that this acquisition is not required to comply with Rule 3.05(b)(1)(iii) of Regulation S-X; therefore financial statements on the acquired company will not be furnished. In addition, pro forma financial information will also not be furnished in connection with this acquisition.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           VentureNet Capital Group, Inc.



Dated: December 30, 2002                   By: /s/ Michael N. Brette
                                           Michael N. Brette, President

                                    EXHIBIT INDEX

Number                                  Exhibit Description

2      Buy-Sell Agreement between the Registrant and Buzzy's
       Coffee, dated November 12, 2002 (see below).

                                   EX-2

                            BUY-SELL AGREEMENT


     This agreement is made, as of November 12, 2002 by and between VentureNet Capital Group, Inc. of 27349 Jefferson Ave., Suite 200, Temecula, CA 92590 hereinafter referred to as "Buyer" and Buzzy's Coffee at 449 Santa Fe Dr. Encinitas, California 92024 hereinafter referred to as "Seller".

                                   Recitals

     Buzzy's Coffee agrees to sell 100% ownership and control of the following enterprises to VentureNet Capital Group, Inc. (VNTN):

     Buzzy's Coffee- A Ready-to-Drink Iced Coffee in a 10oz. Glass bottle. The drink is available in 5 flavors; Mocha, French
Vanilla, Hazelnut Dream, Mocha Lite and Irish Cream.  Buzzy's
Coffee is aligning itself with private label opportunities with companies such as Schlotzsky's Deli.

     South of the Border Beverages-   An authentic Hispanic Juice
drink available in a 20oz. Soda style plastic bottle. Intended for the Vending industry, the product called "Casero" (Spanish for Home Made), is available in such flavors as Horchada, Mango, Pineapple, Jamaica and Strawberry. The profit margins are very attractive. Casero will be first in the market and will be the product that sets the standard.

     Spa-Tacular Living-   Producers of high quality Hot Tubs.
"BeachBay Hot Tubs" are built to the standards of the customer. The hot tubs are sold direct to the customer. This assures the customer will receive a great Hot Tub at approximately half the cost of other brands. The Hot Tubs are produces in 3 models, with a standard version and a loaded version of each model.

     VentureNet Capital Group, Inc. agrees to acquire and Buzzy's
Coffee agrees to sell the above companies on the following terms and conditions:

1. 5 Million shares of restricted VNTN Common Stock at today's value of $.001.

2. Larry "Buzzy" Twombly will stay on as President of the above enterprise and receive a salary to handle all of the day-to-day operations.

3. All banking, billing and cash flow will be handled by VNTN in their Temecula office.

     Buyer and Seller both agree and represent that they have the authority and capacity to enter into this agreement on behalf of their respective companies.

     Buzzy's Coffee, South of the Border Beverages, and Spa-Tacular Living will become divisions of VentureNet Capital Group, Inc. upon execution of this agreement.

Covenant Not To Compete

     Larry "Buzzy" Twombly agrees that while he is employed by VNTN or any of its divisions, and for a period of 12 months after leaving VNTN or any of its divisions, he will not directly or indirectly complete, consult or work for any like or similar company providing like or similar products as VNTN or any of its divisions.

Governing Law

     This agreement shall be construed in accordance with and governed by, the laws of the state of Delaware.

Time and Place of Closing

     This agreement becomes binding on all parties and becomes effective upon signing by the parties.

     All parties understand and agree that a more definitive written agreement at a later date may be developed between the parties. But until such time, if ever, this present written agreement signed by all parties shall be the complete, valid and binding agreement for all parties to this transaction.

     IN WITNESS WHEREOF, the parties to this agreement have duly executed this agreement.


/s/  Michael N. Brette                            November 12, 2002
Michael N. Brette (Buyer)
VentureNet Capital Group, Inc.



/s/  Larry Twombly                                November 12, 2002
Larry Twombly  (Seller)
Buzzy's Coffee

  South of the Border Beverages is subject to David Greenwood's approval.